Table of Contents

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

BEAM GLOBAL

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

AMENDMENT NO. 1 TO PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON

OCTOBER 21, 2025

EXPLANATORY NOTE

This Amendment No. 1 to Schedule 14A (the “Amendment”) is being filed to amend and restate in its entirety the Proxy Statement of the Company which was filed with the Securities and Exchange Commission on September 8, 2025. This Amendment is being filed solely to correct certain numerical errors contained in the Pay Versus Performance table of the Proxy Statement. Except as described above, no other changes have been made to the Proxy Statement.

BEAM GLOBAL

5660 Eastgate Drive

San Diego, CA 92121

NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on Tuesday, October 21, 2025

Dear Stockholders of Beam Global:

We are pleased to invite you to attend our 2025 Annual Meeting of Stockholders to be held on Tuesday, October 21, 2025 at 9:00 a.m. Pacific Time (the “Annual Meeting”) at 5660 Eastgate Drive, San Diego, California 92121. The Annual Meeting is being held for the following purposes:

•	To elect four directors to our Board of Directors to serve until the next Annual Meeting of Stockholders or until their successors have been duly elected or appointed and qualified;

•	To approve, on a nonbinding advisory basis, the compensation of our named executive officers;

•	To ratify the appointment of CBIZ CPAs P.C. as our independent registered public accountants for the fiscal year ending December 31, 2025; and

•	To transact such other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

Our Board of Directors has fixed the close of business on August 25, 2025 as the record date for the Annual Meeting. Only stockholders of record as of August 25, 2025 may vote at the Annual Meeting or any postponements or adjournments of the meeting. This notice of annual meeting, proxy statement, and form of proxy are being made available on or about September 10, 2025.

Your vote is important. Whether or not you plan to attend the meeting, we would like your shares to be represented. Please vote as soon as possible via the Internet, telephone, or mail.

Sincerely,

Desmond Wheatley
President, Chief Executive Officer and Chairman

San Diego, California

September 10, 2025

You are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting, please complete, date, sign and return the enclosed proxy card or vote over the telephone or the internet as instructed in these materials, as promptly as possible in order to ensure your representation at the Annual Meeting. Even if you have voted by proxy, you may still vote if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder.

Important Notice Regarding the Availability of Proxy Materials for the Annual Stockholder Meeting To Be Held on October 21, 2025: This Proxy Statement, along with the Annual Report on Form 10-K for the fiscal year ended December 31, 2024, is available at the following website: www.proxyvote.com.

PROXY STATEMENT

2025 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On Tuesday, October 21, 2025

i

BEAM GLOBAL

PROXY STATEMENT

FOR 2025 ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 9:00 a.m. Pacific Time on Tuesday, October 21, 2025

This proxy statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our Board of Directors (the “Board” or “Board of Directors”) for use at the 2025 annual meeting of stockholders of Beam Global, a Nevada corporation, and any postponements, adjournments or continuations thereof (the “Annual Meeting”). The Annual Meeting will be held on Tuesday, October 21, 2025 at 9:00 a.m. Pacific Time at 5660 Eastgate Drive, San Diego, California 92121. References in this Proxy Statement to “we,” “us,” “our,” the “Company” or “Beam” refer to Beam Global.

The Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this Proxy Statement and our Annual Report is first being mailed on or about September 10, 2025 to all stockholders entitled to vote at the Annual Meeting.

THE INFORMATION PROVIDED IN THE “QUESTION AND ANSWER” FORMAT

BELOW IS FOR YOUR CONVENIENCE ONLY AND IS MERELY A SUMMARY OF

THE INFORMATION CONTAINED IN THIS PROXY STATEMENT. YOU SHOULD

READ THIS ENTIRE PROXY STATEMENT CAREFULLY.

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QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR ANNUAL MEETING

Q:	How do I participate in the Annual Meeting?

A:	The Annual Meeting will be held at 5660 Eastgate Drive, San Diego, California 92121. The meeting will begin promptly at 9:00 a.m. Pacific Time on October 21, 2025.

If you wish to submit a question, you may do so during the meeting. Questions pertinent to meeting matters will be answered during the Annual Meeting, subject to time constraints. The Annual Meeting is not to be used as a forum to present personal matters, or general economic, political or other views that are not directly related to the business of Beam Global and the matters properly before the Annual Meeting, and therefore questions on such matters will not be answered.

Q:	What is included in the proxy materials?

A:	The proxy materials include this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC on April 11, 2025 (the “Annual Report”). These materials were first made available to you via the Internet on or about September 10, 2025. Our principal executive offices are located at 5660 Eastgate Drive, San Diego, California 92121, and our telephone number is (858) 321-2223. We maintain a website at www.beamforall.com. The information on our website is not a part of this Proxy Statement.

Q:	Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?

A:	In accordance with the rules of the Securities and Exchange Commission (“SEC”), we have elected to furnish our proxy materials, including this Proxy Statement and the Annual Report, primarily via the Internet. The Notice containing instructions on how to access our proxy materials is first being mailed on or about September 10, 2025 to all stockholders entitled to vote at the Annual Meeting. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of our proxy materials via the Internet to help reduce the environmental impact of our annual meetings of stockholders.

Q:	What items will be voted on at the Annual Meeting?

A:	Stockholders will vote on the following items at the Annual Meeting:

•	Election of four directors (Anthony Posawatz, Judy Krandel, George Syllantavos and Desmond Wheatley) for a term ending at the next annual meeting of stockholders.

•	Advisory approval of the compensation of our named executive officers;

•	Ratification of the selection of CBIZ CPAs P.C., as our independent registered public accounting firm for the year ending December 31, 2025; and

•	Such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

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Q:	How does the Board of Directors recommend I vote on these proposals?

A:	The Board of Directors unanimously recommends that the stockholders vote:

•	FOR the election of the nominated directors:

•	FOR the proposal to approve the compensation of our named executive officers; and

•	FOR ratification of the selection of CBIZ CPAs P.C. as our independent registered public accounting firm for the year ending December 31, 2025.

With respect to any other matter that properly comes before the Meeting, the proxies will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

Q:	Who may vote at the Annual Meeting?

A:	Stockholders of record as of the close of business on August 25, 2025 (the “Record Date”) are entitled to receive notice of, to attend, and to vote at the Annual Meeting. As of the Record Date, there were 17,638,153 shares of our common stock issued and outstanding held by 170 holders of record. Each share of our common stock is entitled to one (1) vote on each matter.

Q:	What is the voting requirement to approve each of the proposals?

A:	The affirmative vote of a plurality of the votes cast at the Annual Meeting by stockholders entitled to vote thereon is required for the election of directors; only votes “FOR” or “WITHHELD” will affect the outcome. A plurality vote means that the directors who receive the most votes in an election, though not necessarily a majority, will be elected. For approval of Proposal No. 2 concerning the advisory vote on executive compensation, Proposal No. 3 to ratify the selection of CBIZ CPAs P.C., and any proposal to adjourn the Meeting or other matters that may properly come before the Meeting, the affirmative vote from holders of a majority of the shares present and entitled to vote thereon either in person or represented by proxy at the Annual Meeting will be required. For these proposals, a properly marked “ABSTAIN” with respect to any such matter will not be voted, although it will be counted for purposes of determining the number of shares represented and entitled to vote in person or by proxy at the Meeting. Accordingly, an abstention will have the effective of a negative vote for any such matter.

Q:	How many shares must be present or represented to conduct business at the Annual Meeting?

A:	At the Annual Meeting, the presence in person or by proxy of a majority of the aggregate voting power of the stock issued and outstanding and entitled to vote at the Annual Meeting is required for the Annual Meeting to proceed. If you have returned valid proxy instructions or attend the Annual Meeting, your shares of common stock will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters at the meeting.

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Q:	If I am a stockholder of record, how do I vote?

A:	If you are a stockholder of record, there are four ways to vote:

•	At the Annual Meeting. You may vote in person at the Annual Meeting.

•	Via the Internet. You may vote by proxy via the Internet by following the instructions found on the proxy card.

•	By Telephone. You may vote by proxy by calling the toll-free number found on the proxy card.

•	By Mail. You may vote by proxy by filling out the proxy card and returning it in the envelope provided. If you vote by mail, your proxy card must be received by October 20, 2025.

Please note that Internet and telephone voting facilities will close at 11:59 p.m. Eastern Time (8:59 p.m. Pacific Time) on October 20, 2025.

Q:	If I am a beneficial owner of shares held in street name, how do I vote?

A:	If you are a beneficial owner of shares held in street name, you should have received from your broker, bank, trustee or other nominee instructions on how to vote or instruct the broker to vote your shares, which are generally contained in a “vote instruction form” sent by the broker, bank, trustee or other nominee. Please follow their instructions carefully. Street name stockholders generally may vote by one of the following methods:

•	At the Annual Meeting. If you wish to vote at the Annual Meeting, you must obtain a legal proxy from the organization that holds your shares. Please contact that organization for instructions regarding obtaining a legal proxy to you by your broker, bank, trustee, or other nominee.

•	Via the Internet. You may vote by proxy via the Internet by following the instruction form provided to you by your broker, bank, trustee, or other nominee.

•	By Telephone. You may vote by proxy by calling the toll-free number found on the vote instruction form provided to you by your broker, bank, trustee, or other nominee.

•	By Mail. You may vote by proxy by filling out the vote instruction form and returning it in the envelope provided to you by your broker, bank, trustee, or other nominee.

Q:	What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

A:	Stockholder of Record. If your shares are registered directly in your name with our transfer agent, EQ Shareowner Services, you are considered the stockholder of record with respect to those shares, and the Notice or these proxy materials were sent directly to you by Beam Global.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the “beneficial owner” of shares held in “street name,” and the Notice or these proxy materials were forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account.

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Q:	How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?

A:	Brokerage firms and other intermediaries holding shares of our common stock in street name for their customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on proposal three, the proposal to ratify the appointment of CBIZ CPAs P.C., as our independent registered public accounting firm. Your broker will not have discretion to vote on the election of directors or the advisory vote on executive compensation, both of which are “non-routine” matters, absent direction from you, resulting in broker non-votes. Broker non-votes will not be counted as votes “for” or “against” any proposal but will be counted in determining whether there is a quorum for the Annual Meeting. We strongly encourage you to submit your voting instructions and exercise your right to vote as a stockholder.

Q:	Can I change my vote or revoke my proxy?

A:	You may change your vote or revoke your proxy at any time prior to the taking of the vote at the Annual Meeting.

If you are the stockholder of record, you may change your vote by (1) granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method), (2) providing a written notice of revocation to Beam’s Corporate Secretary at Beam Global, 5660 Eastgate Drive, San Diego, California 92121 prior to your shares being voted, or (3) attending the Annual Meeting and voting at the meeting. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request or vote in person at the Annual Meeting.

For shares you hold beneficially in street name, you generally may change your vote by submitting new voting instructions to your broker, bank, trustee, or nominee following the instructions they provided, or, if you have obtained a legal proxy from your broker, bank, trustee, or nominee giving you the right to vote your shares, by attending the Annual Meeting and voting in person.

Q:	How can I attend the Annual Meeting?

A:	You are invited to attend the Annual Meeting if you are a registered stockholder or a street name stockholder as of August 25, 2025, the Record Date. You should be prepared to present valid photo identification, such as a driver’s license or passport, for admittance. If you hold your shares beneficially in street name, you will need to provide proof of stock ownership as of the Record Date. Please note that since a street name stockholder is not the stockholder of record, you may not vote your shares at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy. Please be aware that attendance at the Annual Meeting will not, by itself, revoke a proxy.

Q:	If I submit a proxy, how will it be voted?

A:	When proxies are properly dated, executed, and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted in accordance with the recommendations of our Board of Directors as described above. If any matters not described in the Proxy Statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is postponed or adjourned, the proxy holders can vote your shares on the new meeting date as well, unless you have revoked your proxy instructions, as described below under “Can I change my vote or revoke my proxy?”

Q:	How are proxies solicited for the Annual Meeting?

A:	Our Board of Directors is soliciting proxies for use at the Annual Meeting. All expenses associated with this solicitation will be borne by us. We may, on request, reimburse brokers or other nominees for reasonable expenses that they incur in sending our proxy materials to you if a broker, bank, or other nominee holds shares of our common stock on your behalf. In addition, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Our directors and employees will not be paid any additional compensation for soliciting proxies.

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Q:	What should I do if I get more than one proxy or voting instruction card?

A:	Stockholders may receive more than one set of voting materials, including multiple copies of the proxy materials and multiple Notices, proxy cards, or voting instruction cards. For example, stockholders who hold shares in more than one brokerage account may receive separate sets of proxy materials for each brokerage account in which shares are held. Stockholders of record whose shares are registered in more than one name will receive more than one set of proxy materials or one Notice. You should vote in accordance with all of the proxy cards and voting instruction cards you receive relating to our Annual Meeting to ensure that all of your shares are counted.

Q:	I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

A:	The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process is commonly referred to as “householding.”

Brokers with account holders who are Beam Global stockholders may be householding our proxy materials. A single set of proxy materials may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you notify your broker or Beam Global that you no longer wish to participate in householding.

If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, you may (1) notify your broker, (2) direct your written request to: Investor Relations, Beam Global, 5660 Eastgate Drive, San Diego, California 92121 or (3) contact our Investor Relations department by email at IR@beamforall.com or by telephone at (858) 261-7646. Stockholders who receive multiple copies of the proxy statement or annual report at their address and would like to request householding of their communications should contact their broker. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Annual Report and Proxy Statement to a stockholder at a shared address to which a single copy of the documents was delivered.

Q:	What if I have questions about my shares or need to change my mailing address?

A:	You may contact our transfer agent, EQ Shareowner Services, by telephone at 800-468-9716 if you have questions about your shares or need to change your mailing address.

Q:	Who will tabulate the votes?

A:	Lisa Potok, the Company’s Chief Financial Officer, will serve as the Inspector of Elections and will tabulate the votes at the Annual Meeting.

Q:	Where can I find the voting results of the Annual Meeting?

A:	We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to this Current Report on Form 8-K as soon as they become available.

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Q:	What is the deadline to propose actions for consideration at next year’s Annual Meeting of Stockholders or to nominate individuals to serve as directors?

A:	Stockholder Proposals: Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our next annual meeting of stockholders by submitting their proposals in writing to Beam Global’s Corporate Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2026 Annual Meeting of Stockholders, our Corporate Secretary must receive the written proposal at our principal executive offices no later than May 13, 2026. If we hold our 2026 Annual Meeting of Stockholders more than 30 days before or after October 21, 2026 (the one-year anniversary date of the 2025 Annual Meeting of Stockholders), we will disclose the new deadline by which stockholders’ proposals must be received in a press release or under Item 5 of Part II of our earliest possible Quarterly Report on Form 10-Q or a Current Report on Form 8-K. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and related SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials.

Proposals should be addressed to:

Beam Global

Attn: Corporate Secretary

5660 Eastgate Drive

San Diego, California 92121

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DIRECTORS, EXECUTIVE OFFICERS, AND CORPORATE GOVERNANCE

Executive Officers and Directors

The following table sets forth the names, ages and positions of our executive officers, directors, and director nominees (ages as of August 25, 2025):

Name	Age	Position
Desmond Wheatley	59	President, Chief Executive Officer, and Chairman of the Board of Directors
Lisa Potok	56	Chief Financial Officer
Mark Myers	49	Chief Operating Officer
Anthony Posawatz (1)	65	Director
Judy Krandel (2)	60	Director
George Syllantavos (2)	61	Director

______________________

(1)	Lead Independent Director and member of the Compensation, Equity Oversight and Nominating & Governance Committees

(2)	Member of the Audit, Compensation, Equity Oversight and Nominating & Governance Committees

Biographies of Directors and Officers

Desmond Wheatley has served as our President and Secretary since September 2010. Mr. Wheatley was appointed Chief Executive Officer and Director in August 2011, and he became the chair of our Board of Directors in December 2016. He is an inventor of the EV ARC™, BeamTrak™, UAV ARC™ and EV Standard™. Mr. Wheatley has two decades of senior international management experience in technology systems integration, energy management, communications and renewable energy. Prior to joining Beam Global, Mr. Wheatley was a founding partner in the international consulting practice Crichton Hill LLC in 2009 and he was Chief Executive Officer of iAxis FZ LLC, a Dubai based alternative energy and technology systems integration company from 2007 to 2009. From 2000 to 2007, Mr. Wheatley held a variety of senior management positions at San Diego-based Kratos Defense and Security Solutions, formally known as Wireless Facilities, with the last five years as president of ENS, then the largest independent security and energy management systems integrator in the United States. Prior to forming ENS in 2002, Mr. Wheatley held senior management positions in the cellular and broadband wireless industries, deploying infrastructure and lobbying in Washington DC on behalf of major wireless service providers. Mr. Wheatley’s teams led turnkey deployments of thousands of cellular sites and designed and deployed broadband wireless networks in many MTAs across the United States. Mr. Wheatley has founded, funded, and operated four profitable start-up companies and was previously engaged in merger and acquisition activities. Mr. Wheatley evaluated acquisition opportunities, conducted due diligence and raised commitments of $500 million in debt and equity.

Lisa Potok has served as our Chief Financial Officer since December 2023. Ms. Potok served as Chief Financial Officer, Treasurer, and Secretary of Nice North America LLC from 2022 to 2023. Prior to that, Ms. Potok held positions as the Vice President of Global Finance, Investor Relations and M&A for Newegg Inc. (NASDAQ: NEGG) during 2021, Vice President of Global Finance at Club Demonstration Services, (NASDAQ: ADV) from 2019 to 2020, a product demonstration company, and Vice President of Finance/Divisional Chief Financial Officer at FTD, Inc.’s Provide Commerce division (NASDAQ: FTD) from 2016 to 2019. Ms. Potok is a CPA and holds a Bachelor of Arts in Accounting from Hillsdale College, and a Master of Business Administration from The Paul Merage School of Business at the University of California.

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Mark Myers has served as our Chief Operating Officer since January 2024. Prior to joining Beam Global, Mr. Myers was the Senior Director of Operations of Bilstein of America, a wholly owned subsidiary of thyssenkrupp (traded on Frankfurt Stock Exchange: TKA) from 2021 to 2024, leading manufacturing, supply chain, distribution, and quality for high-quality aftermarket shock absorbers and suspension systems. Prior to that, he was the Director of Manufacturing Operations for General Atomics Electromagnetic Systems from 2010 to 2021, a Management Consultant at McKinsey & Co. from 2007 to 2010 and served as a Nuclear Navy Officer for the United States Navy from 1998 - 2006. Mr. Myers holds a Master of Science in Executive Leadership from the University of San Diego, Master of Science in Engineering Management from Old Dominion University and a Bachelor of Science in Naval Architecture and Marine Engineering from the Webb Institute.

Anthony Posawatz has served as a Director of the Company since February 2016. He currently serves on our Compensation, Nominating and Governance and Equity Oversight Committees. Mr. Posawatz has been an automotive industry professional for over 40 years. Since September 2013, Mr. Posawatz has served as the President and Chief Executive Officer of Invictus iCAR, LLC, an automotive innovation consulting and advisory firm focused on assisting energy and auto clean technology companies. He served as the President, Chief Executive Officer, and a director of Fisker Automotive from August 2012 to August 2013. Mr. Posawatz worked for General Motors (“GM”) for more than 30 years. As GM’s vehicle line director for the Chevrolet Volt and key leader of global electric vehicle development, he was responsible for bringing the Chevrolet Volt from concept to production (beginning in 2006 as a founding member and the first employee #1). He currently serves as a member of several boards of directors. Mr. Posawatz is a licensed professional engineer (P. E.) in Michigan and was both a General Motors Undergraduate Scholar at Wayne State University where he earned a Bachelor of Science degree in Mechanical Engineering, and a Graduate Fellow at Dartmouth College, Tuck School of Business where he earned a Master of Business Administration degree.

Judy Krandel has served as Director of the Company since December 2023. She currently serves on our Audit, Compensation, Nominating and Governance and Equity Oversight Committees. Mrs. Krandel currently serves as the CFO of Nephros, Inc (NASDAQ: NEPH). Mrs. Krandel served as the Chief Financial Officer of Recruiter.com Group, Inc. (NASDAQ: RCRT) from June 2020 to September 2023. From November 2016 until December 2019, she served as Chief Financial Officer, and then Senior Business Development Consultant for PeerStream, Inc. From March 2012 until November 2016, Mrs. Krandel was the Portfolio Manager for Juniper Investment Company, a small-cap hedge fund. Mrs. Krandel spent the earlier part of her career as an equity analyst and portfolio manager focusing on small-cap public equities. In the past, she had served on the Board of Directors of Lincoln First Bancorp, Snap Interactive (NASDAQ: PALT) and Cynergistek in the digital media and healthcare cybersecurity industries. She is a graduate of the Wharton School of Business of the University of Pennsylvania with a degree in finance and the Booth School of Business of the University of Chicago with an MBA in finance and accounting.

George Syllantavos has served as Director of the Company since December 2023. He currently serves on our Audit, Compensation, Nominating and Governance and Equity Oversight Committees. Mr. Syllantavos has served as the Founder, Co-CEO and CFO of Stellar V Capital Inc. since July 2024. Mr. Syllantavos was a member of the Board of Directors, member and Chairman of the Audit Committee, member of the Compensation Committee, and member of the Nominating Committee of Cepton Inc. (NASDAQ: CPTN) from February 2022 until January 2024 and has been Director of SevenSeas Investment Fund since March 2019, Founder and Managing Director of Nautilus Energy Management since February 2013. Previously, Mr. Syllantavos was the Founder, co-CEO and CFO of Growth Capital Acquisition Corp. (NASDAQ: GCAC) from May 2020 to February 2022, has served as a board member and the Chair of the audit committee of ITHAX Acquisition Corp. (NASDAQ: ITHX) from February 2021 to July 2022 and has served as a board member of Phunware Inc. (NASDAQ: PHUN) from December 2018 to December 2021. Mr. Syllantavos holds a bachelor’s degree in Industrial Engineering from Roosevelt University in Chicago, IL and a Masters of Business Administration in Operations Management, International Finance and Transportation Management from the Kellogg Graduate School at Northwestern University, in Evanston, IL.

Each executive officer serves at the discretion of our Board of Directors and holds office until his or her successor is duly elected and qualified or until his or her earlier resignation or removal. There are no family relationships among any of our directors or executive officers.

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Director Experience, Qualifications, Attributes and Skills

We believe that the backgrounds and qualifications of our directors, considered as a group, provide a broad mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. We believe that our Board is composed of a group of leaders in their respective fields. Many of the current directors have executive experience at public companies, as well as experience serving on other companies’ boards, which provides an understanding of different business processes, challenges and strategies facing other companies. Further, our directors also have other experiences that make them valuable members and provides insight into issues relevant to the Company.

The following highlights the specific experiences, qualifications, attributes and skills of our individual Board members, or nominees for the Board, that have led our Nominating and Governance Committee and the Board to conclude that these individuals should serve on our Board:

Mr. Wheatley provides leadership and industry experience to the Board of Directors gained by being our Chief Executive Officer since August 2011 and president since September 2010. Mr. Wheatley has held numerous executive positions in international organizations including five years as president of a publicly traded technology and energy management company. Mr. Wheatley was the founding member of an international consulting company with expertise in the renewable and energy sectors. He has held various executive level positions in multiple infrastructure deployment companies and has been involved in energy management and renewables since 2002. Mr. Wheatley also provides the Board of Directors with significant corporate finance experience.

Mr. Posawatz provides leadership and industry experience to the Board of Directors gained by being the Chief Executive Officer of several companies and leading the development of several electric vehicle products including GM’s Chevrolet Volt.

Mrs. Krandel provides leadership and industry experience to the Board of Directors gained by executive level and board of director positions at other NASDAQ companies.  Mrs. Krandel’s experience in investment management provides the company with additional expertise in capital markets and investor relations.

Mr. Syllantavos provides leadership and industry experience to the Board of Directors gained by serving as a Chief Executive Officer and Chief Financial Officer of a number of public and private companies in the fields of transportation, logistics, infrastructure and technology. Mr. Syllantavos also brings on experience in transactions and mergers and acquisitions through his service in such executive positions and also contributes his corporate governance experience pursuant to his service on the Board of a number of public companies.

Director Independence

Our Board of Directors currently consists of four directors. Three of our directors are “independent” as defined in Rule 4200 of FINRA’s listing standards and the NASDAQ Capital Market criteria. In accordance with the standards of the NASDAQ Capital Market, these directors are considered “independent” because they are not employees or executive officers of the Company and have not been paid more than $120,000 of compensation by the Company, other than for their service as members of our Board of Directors, in any consecutive 12-month period during the past three years. Furthermore, they have no family members being paid compensation by the Company, and they do not serve as directors or officers of any companies that conduct business with the Company as outside vendors or service providers.

Board Leadership Structure and Role in Risk Oversight

Our Board of Directors focuses on the most significant risks facing us and our general risk management strategy, and also ensuring that risks undertaken by us are consistent with the Board’s appetite for risk. While the Board oversees our company’s risk management, management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing us and that our Board leadership structure supports this approach.

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Board Committees

Our Board of Directors currently has an audit committee, a compensation committee, a nominating and governance committee and an equity oversight committee. The composition and responsibilities of each of the committees of our Board of Directors are described below. Members serve on these committees until their resignation or until otherwise determined by our Board of Directors.

Audit Committee.  Judy Krandel is the Chairman of the Audit Committee and qualified financial expert as defined in Item 407(d)(5)(ii) of Regulation S-K. George Syllantavos is also a member of the Audit Committee. The Audit Committee’s duties are to recommend to our Board of Directors the engagement of the independent registered public accounting firm to audit our consolidated financial statements and to review our accounting and auditing principles. The Audit Committee reviews the scope, timing and fees for the annual audit and the results of audit examinations performed by any internal auditors and independent public accountants, including their recommendations to improve the system of accounting and internal controls. The Audit Committee will at all times be composed exclusively of directors who are, in the opinion of our Board of Directors, free from any relationship that would interfere with the exercise of independent judgment as a committee member and who possess an understanding of consolidated financial statements and generally accepted accounting principles. The charter of the Audit Committee is available on our website at www.beamforall.com.

Compensation Committee. The Compensation Committee establishes our executive compensation policy, determines the salary and bonuses of our executive officers and recommends to the Board stock option grants for our executive officers. George Syllantavos is the Chairman of the Compensation Committee, and Judy Krandel and Anthony Posawatz are the other members of the Committee. Each of the members are independent under NASDAQ’s independence standards for compensation committee members. Our Chief Executive Officer often makes recommendations to the Compensation Committee and the Board concerning compensation of other executive officers. The Compensation Committee seeks input on certain compensation policies from the Chief Executive Officer. The charter of the Compensation Committee is available on our website at www.beamforall.com.

Equity Oversight Committee. The Equity Oversight Committee is responsible for matters related to the offering of securities of the Company. Anthony Posawatz, George Syllantavos and Judy Krandel are members of the Equity Oversight Committee. The charter of the Equity Oversight Committee is available on our website at www.beamforall.com.

Nominating and Governance Committee. The Nominating and Governance Committee is responsible for matters relating to the corporate governance of our Company and the nomination of members of the Board and committees thereof. Anthony Posawatz is the Chairman of the Nominating and Governance Committee, and Judy Krandel and George Syllantavos are the other members of the Committee. Each of the members are independent under NASDAQ’s independence standards. The charter of the Nominating and Governance Committee is available on our website at www.beamforall.com.

Board Meetings and Director Communications

In 2024, the Board of Directors held 3 meetings and each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors held during the period for which such person has been a director and (ii) the total number of meetings held by all committees of the Board of Directors on which such person served during the periods that he or she served as a director. Although we have no formal policy regarding director attendance at annual meetings of stockholders, we encourage all directors to attend such meetings.

Stockholders and other interested parties may communicate with the non-management members of the Board of Directors by mail sent to the Company’s Corporate Secretary, addressed to the intended recipient and care of the Corporate Secretary. The Corporate Secretary will review all incoming stockholder communications (except for mass mailings, job inquiries, business solicitations and patently offensive or otherwise inappropriate material) and route such communications as appropriate to member(s) of the Board of Directors. For a more detailed description of stockholder communications, see “Communications with Our Board of Directors.”

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Considerations in Evaluating Director Nominees

Our nominating and governance committee uses a variety of methods for identifying and evaluating director nominees. In its evaluation of director candidates, our nominating and governance committee will consider the current size and composition of our Board of Directors and the needs of our Board of Directors and the respective committees of our Board of Directors. Some of the qualifications that our nominating and governance committee considers include, without limitation: issues of character, integrity, and judgment; independence; diversity, including diversity of experience; experience in corporate management, operations, finance, business development, and mergers and acquisitions; experience relevant to the Company’s industry; experience as a board member or executive officer of another publicly held company; length of service; and any other relevant qualifications, attributes, or skills. Nominees also must have the ability to offer advice and guidance to our Chief Executive Officer based on past experience in positions with a high degree of responsibility and should be leaders in the companies or institutions with which they are affiliated. Director candidates must have sufficient time available in the judgment of our nominating and governance committee to perform all Board of Directors responsibilities and responsibilities of those committees on which they serve.

Members of our Board of Directors are expected to prepare for, attend, and participate in all Board of Directors and applicable committee meetings. Other than the foregoing, there are no stated minimum criteria for director nominees, although our nominating and governance committee may also consider such other factors as it may deem, from time to time, are in the best interests of the Company and its stockholders.

The policy of our nominating and governance committee is to consider properly submitted stockholder recommendations for candidates for membership on the Board. In evaluating such recommendations, the nominating and governance committee will address the membership criteria set forth above. After completing its review and evaluation of director candidates, our nominating and governance committee recommends to our full Board of Directors the director nominees for selection.

Although our Board of Directors does not maintain a specific policy with respect to board diversity, our Board of Directors believes that it should be a diverse body, and our nominating and governance committee considers a broad range of backgrounds and experiences. In making determinations regarding nominations of directors, our nominating and governance committee may take into account the benefits of diverse viewpoints. Our nominating and governance committee also considers these and other factors as it oversees the annual Board of Directors and committee evaluations.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that is applicable to all of our employees, officers, and directors, including our Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers. A copy of our Code of Business Conduct and Ethics is available in the Investors Relations section of our website at beamforall.com under “Governance Documents.”

Board Leadership Structure

The Board has not adopted a specific policy on whether the same person should serve as both the Chief Executive Officer and Chair of the Board or, if the roles are separate, whether the chair should be selected from the non-employee directors or should be an employee. The Board believes it is appropriate to retain the discretion and flexibility to make these determinations from time to time as needed to provide appropriate leadership for the Company. The Board believes that a combined role of Chairman of the Board and Chief Executive Officer, along with Board committees that are chaired by independent directors is the appropriate leadership structure for the Company at this time. The combined role fosters open communication between the Board and management team, provides both groups with unified leadership and promotes efficient development and execution of the Company’s strategic plan. The board appointed Anthony Posawatz as the Company’s lead independent director.

The independent directors meet as frequently as they desire, but at least once per year, in an executive session.

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Board’s Role in Risk Oversight

In addition to the responsibilities performed by our audit committee, the Board of Directors plays an active role in overseeing management of the Company’s risks. The Board of Directors focuses on the most significant operational risks facing our Company related to our business, assets, and liabilities, as well as our key financial risks, such as credit risk, interest rate risk, liquidity risk, and other market-related risk. Our Board seeks to ensure that risks undertaken by the Company are consistent with an overall risk profile that is appropriate for the Company and the achievement of its business objectives and strategies. The Board of Directors recognizes that risk management and oversight comprise a dynamic and continuous process and therefore reviews the Company’s risk model and process periodically. The Board of Directors performs these tasks both in collaboration with and independently of the audit committee and Company management.

Non-Employee Director Compensation

The following table summarizes compensation paid to our non-employee directors during the year ended December 31, 2024. Directors who are also our employees receive no additional compensation for their service as a director. During the year ended December 31, 2024, Mr. Wheatley, our current President and Chief Executive Officer, was an employee. Compensation for Mr. Wheatley is discussed in “Executive Compensation.”

Name	Fees Earned or Paid in Cash(1)	Restricted Stock Awards (2)	Total
Anthony Posawatz	$100,000	$125,000	$225,000
Peter Davidson (3)	$51,168	$62,500	$113,668
Judy Krandel	$80,000	$125,000	$205,000
George Syllantavos	$75,000	$125,000	$200,000

_____________

(1)	Represents the cash quarterly retainer fees earned by the non-employee directors.
(2)

Represents the aggregate grant date fair value for restricted stock awards granted during 2024, computed in accordance with FASB ASC Topic 718. For a discussion of the valuation assumptions used in the calculations, see Note 11 of Notes to Consolidated Financial Statements, included in Part IV, Item 15 of our Form 10-K.

(3)	Mr. Davidson resigned as a Director of the Company effective as of September 23, 2024.

Non-Employee Director Compensation Policy

Cash Compensation

Each non-employee director received a quarterly cash retainer of $15,000 for serving on our Board of Directors. The retainer is payable in arrears, subject to such director’s continued service on the last day of the preceding quarter and prorated as necessary to reflect service commencement or termination during the quarter. In addition, each non-employee director receives an additional amount based on the committee position held per quarter as follows: (i) $10,000 lead director (ii) $5,000 audit chair (iii) $3,750 compensation chair and (iv) $2,500 nominating and governance chair.

All directors are reimbursed for reasonable expenses incurred in connection with attendance at board or committee meetings.

Equity Compensation

In January of each year, each non-employee director will be granted a certain number of shares of restricted common stock equal to $125,000 divided by the average daily closing price of our common stock for the preceding month and rounded up to the nearest 100. The restricted common stock vests quarterly in four (4) equal installments.

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Insider Trading Policy

We have adopted an Insider Trading Policy (the “Insider Trading Policy”) containing policies and procedures governing the purchase, sale and/or other dispositions of our securities by Company Insiders (including officers and directors as well as certain other employees identified pursuant to the Insider Trading Policy), or by us. Such policies and procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations, and any listing standards applicable to us. A copy of our Insider Trading Policy is filed as an Exhibit to our annual report on Form 10-K. In addition, it is our practice to comply with applicable laws and regulations relating to insider trading.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires directors, certain officers, and ten percent (10%) stockholders to file reports of ownership and changes in ownership with the SEC. Based upon a review of filings with the SEC and/or written representations that no other reports were required, we believe, except as set forth below, that all reports for the Company’s officers and directors that were required to be filed under Section 16 of the Exchange Act were timely filed in 2024.

•	Mark Myers, the Company’s Chief Operating Officer, filed one late Form 3 reporting the initial securities ownership in the Company.
•	Mr. Myers also filed one late Form 4 reporting stock award granted to him on January 16, 2024 reported on January 23, 2024.
•	Desmond Wheatley, the Company’s Chief Executive Officer, filed one late Form 4 reporting a stock award granted to him, and the withholding of a portion of that award, on February 1, 2024 reported on July 5, 2024.
•	Judy Krandel, George Syllantavos, Anthony Posawatz and Peter Davidson, the Company Directors, filed late Form 4s reporting restricted stock awards granted to each on July 31, 2024 reported on August 5, 2024.
•	Lisa Potok, the Company’s Chief Financial Officer, filed one late Form 4 reporting stock award granted to her December 2023 reported in August 2024.
•	Peter Davidson also filed one late Form 4 reporting a stock award forfeiture on September 23, 2024 reported on September 26, 2024.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock as of August 25, 2025 by:

(1)	each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our common stock;
(2)	each of our named executive officers;
(3)	each of our directors and nominees for directors; and
(4)	all of our executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially own, subject to community property laws where applicable. To our knowledge, no person or entity is the beneficial owner of more than 5% of the voting power of our common stock as of the close of business on August 25, 2025.

Under SEC rules, the calculation of the number of shares of our common stock beneficially owned by a person and the percentage ownership of that person includes both outstanding shares of our common stock then owned as well as any shares of our common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of August 25, 2025. Shares subject to those options or warrants for a particular person are not included as outstanding, however, for the purpose of computing the percentage ownership of any other person. We have based percentage ownership of our common stock on 17,638,153 shares of our common stock outstanding as of August 25, 2025.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Beam Global, 5660 Eastgate Drive, San Diego, California 92121.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Shares Outstanding
Named Executive Officers, Directors and Director Nominees:
Desmond Wheatley (1)	622,279	3.51%
Lisa Potok (2)	34,375	*
Sandra Peterson (3)	61,604	*
Mark Myers (4)	21,875	*
Anthony Posawatz (5)	130,534	*
Judith Krandel (6)	61,442	*
George Syllantavos (7)	61,206	*
All current executive officers and directors as a group (7 persons) (8)	993,315	5.57%

____________________

(1)	Mr. Wheatley is our President and Chief Executive Officer and Chairman of our Board of Directors. His beneficial ownership includes 87,000 shares of common stock issuable pursuant to stock options exercisable within 60 days after August 25, 2025.
(2)	Lisa Potok is our Chief Financial Officer. Her beneficial ownership consists of shares of common stock issuable pursuant to stock options exercisable within 60 days after August 25, 2025.
(3)	Ms. Peterson was our Vice President of Sales and Marketing. Her beneficial ownership consisted of shares of common stock issuable pursuant to stock options exercisable within 60 days after August 25, 2025. Ms. Peterson resigned as VP of Sales and Marketing effective as of December 31, 2024 and her option to exercise her shares expires on December 31, 2025.
(4)	Mr. Myers is our Chief Operating Officer. His beneficial ownership consists of shares of common stock issuable pursuant to stock options exercisable within 60 days after August 25, 2025.
(5)	Mr. Posawatz serves as a member of our Board of Directors. His beneficial ownership consists of 130,534 shares that have been issued pursuant to RSAs, of which 20,226 shares are subject to forfeiture in the event Mr. Posawatz ceases to provide services to the Company.
(6)	Judy Krandel serves as a member of our Board of Directors. Her beneficial ownership consists of 61,442 shares that have been issued pursuant to RSAs, of which 20,226 shares are subject to forfeiture in the event Ms. Krandel ceases to provide services to the Company.
(7)	Mr. Syllantavos serves as a member of our Board of Directors. His beneficial ownership consists of 61,206 shares that have been issued pursuant to RSAs, of which 20,226 shares are subject to forfeiture in the event Mr. Syllantavos ceases to provide services to the Company.
(8)	Beneficial ownership consists of (i) 789,061 shares of common stock and (ii) 391,527 shares of common stock subject to options exercisable within 60 days of August 25, 2025, in each case beneficially owned by our current executive officers and directors, of which 60,678 shares are subject to forfeiture.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following Compensation Discussion and Analysis describes the material elements of compensation for our executive officers identified in the Summary Compensation Table (“Named Executive Officers”), and executive officers that we may hire in the future.

Processes and Procedures for Compensation Decisions

Our compensation committee is responsible for the executive compensation programs for our executive officers and reports to the Board of Directors on its discussions, decisions and other actions. Our Chief Executive Officer makes recommendations to our compensation committee, attends committee meetings, and is involved in the determination of compensation for the respective executive officers that report to him, except that our Chief Executive Officer does not make recommendations as to his own compensation. Additionally, our Chief Executive Officer makes recommendations to our compensation committee regarding short- and long-term compensation for all executive officers (other than himself) based on our results, an individual executive officer’s contribution toward these results, and performance toward individual goal achievement. Our compensation committee then reviews the recommendations and other data and makes decisions as to total compensation for each executive officer other than the Chief Executive Officer, as well as each individual compensation component. Our compensation committee makes recommendations to the Board of Directors regarding compensation for our Chief Executive Officer. The independent members of the Board of Directors make the final decisions regarding executive compensation for our Chief Executive Officer.

The compensation committee is authorized to retain the services of one or more executive compensation advisors, as it sees fit, in connection with the establishment of our compensation programs and related policies.

Compensation Program Objectives and Rewards

Our compensation philosophy is based on the premise of attracting, retaining, and motivating exceptional leaders, setting high goals, working toward the common objectives of meeting the expectations of customers and stockholders, and rewarding outstanding performance. Following this philosophy, we consider all relevant factors in determining executive compensation, including the competition for talent, our desire to link pay with performance, the use of equity to align executive interests with those of our stockholders, individual contributions, teamwork, and each executive’s total compensation package.

The compensation received by our Named Executive Officers is based primarily on their experience and knowledge as well as their responsibilities and individual contributions to the Company. In addition, the Compensation Committee conducted a compensation benchmarking study in 2022 with an independent, credible consultant to provide guidance on compensation for members of the executive team, including the Named Executive Officers. This study provided data and recommendations for a competitive pay structure.

The primary purpose of the compensation and benefits we consider is to attract, retain, and motivate highly talented individuals who will engage in the behavior necessary to enable us to succeed in our mission, while upholding our values in a highly competitive marketplace. Different elements are designed to engender different behaviors, and the actual incentive amounts which may be awarded to each Named Executive Officer are subject to the annual review of our compensation committee who will make recommendations regarding compensation to our Board of Directors. The following is a brief description of the key elements of our planned executive compensation structure.

•	Base salary and benefits are designed to attract and retain employees over time.

•	Incentive compensation awards are designed to focus employees on the business objectives for a particular year.

•	Equity incentive awards, such as stock options and non-vested stock, focus executives’ efforts on the behaviors within the recipients’ control that they believe are designed to ensure our long-term success as reflected in increases to our stock prices over a period of several years, growth in our profitability and other elements.

•	Severance and change in control plans are designed to facilitate a company’s ability to attract and retain executives as we compete for talented employees in a marketplace where such protections are commonly offered.

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Benchmarking

In 2022, we utilized a third-party to conduct a compensation benchmarking study to provide guidance in the development of our executive compensation. When making compensation decisions, our Board of Directors may compare each element of compensation paid to our Named Executive Officers against a report showing comparable compensation metrics from a group that includes both publicly traded and privately held companies. Our Board believes that while such peer group benchmarks are a point of reference for measurement, they are not necessarily the only factor in setting executive compensation. Each executive officer’s compensation relative to the benchmark varies based on the scope of responsibility and time in the position. Due to the size of our company, it is difficult to collect information pertaining to a formal peer group for this purpose. We used data across a broader range of companies and will tighten our peer group over time. In general, our Board of Directors recommends cash compensation ranges which are at or below the mean levels of peer group compensation.

The Elements of Our Compensation Program

Base Salary

Executive officer base salaries are based on job responsibilities and individual contribution. Our Board of Directors reviews the base salaries of our executive officers, including our Named Executive Officers, considering factors such as corporate progress toward achieving objectives (without reference to any specific performance-related targets) and individual performance experience and expertise. Additional factors reviewed by our Board of Directors in determining appropriate base salary levels and raises include subjective factors related to corporate and individual performance.

Incentive Compensation Awards

A bonus plan was established for the services of our named executive officers for 2024 and 2023. In 2024, the Bonus targets were set as a percentage of base pay of 100% for the Chief Executive Officer and 50% for the Chief Financial Officer. Goals for 2024 included (1) improved gross margin (2) international expansion (3) integration of companies acquired to recognize synergies (4) organizational development and other specific goals for these individuals. Goals for 2023 included: (1) the growth in our revenue, (2) improved gross margin (3) international expansion acquisition that will benefit the Company, (4) capital raise, (5) filling key positions at the Company and other specific goals for these individuals. Payment for bonuses pertaining to 2024 are paid in 2025. Payment for bonuses pertaining to 2023 was made in 2024.

Equity Incentive Awards

In order to provide an incentive to attract and retain directors, officers, and other employees whose services are considered valuable, to encourage a sense of proprietorship and to stimulate an active interest of such persons in our development and financial success, on August 10, 2011, the Company adopted an equity incentive plan (the “2011 Plan”), pursuant to which 630,000 shares of our common stock were reserved for issuance as awards to employees, directors, consultants and other service providers. On June 9, 2021, the Company’s stockholders approved the Beam Global 2021 Equity Incentive Plan (the “2021 Plan”) under which 2,000,000 shares (plus the 630,000 shares previously reserved under the Beam Global 2011 Stock Incentive Plan) of the Company’s common stock were reserved to be issued pursuant to the exercise of stock options or other awards granted under the 2021 Plan.

Benefits and Prerequisites

The Company offers paid vacation and sick leave pay, in addition to a full range of benefits, including health care, dental, vision, life insurance and long-term disability. The Company also offers a Safe Harbor 401(k) Plan for savings and includes a company match up to 4% of pay for the Company’s employees. We may adopt additional plans and confer other fringe benefits for our executive officers in the future if our business grows sufficiently to enable us to afford them.

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Summary Compensation Table

The following table provides information regarding the compensation of our Named Executive Officers during the fiscal years ended December 31, 2024 and 2023.

Name and Principal Position	Fiscal Year	Salary ($)	Deferred Compensation ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)
Desmond Wheatley	2024	400,000	–	400,000	264,317	–	–	–		1,064,317
President and Chief Executive Officer	2023	400,000	–	400,000	–	–	–	–		800,000

Lisa Potok	2024	310,000	–	155,000	–	–	–	–		465,000
Chief Financial Officer	2023	25,833	–	12,917	–	330,395	–	–		369,145

Mark Myers	2024	231,369	–	90,000	–	235,640	–	–		557,009
Chief Operating Officer	2023	–	–	–	–	–	–	–		–

Sandra Peterson	2024	195,000	–	–	–	252,290	–	149,355	(2)	596,645
VP of Sales and Marketing	2023	195,000	–	39,000	–	–	–	219,644	(2)	453,644

Officers as a Group	2024	1,136,369	–	645,000	264,317	487,930	–	149,355		2,682,971
	2023	620,833	–	451,917	–	330,395	–	219,644		1,622,789

_____________________

(1)	Mr. Wheatley’s stock awards reflect RSA’s and RSU’s vested.
(2)	Ms. Peterson’s all other compensation reflects commission income.

Executive Employment Arrangements

Desmond Wheatley. On February 9, 2021, the Company entered into an Amended and Restated Employment Agreement (the “Employment Agreement”) with Desmond Wheatley, the Company’s president and Chief Executive Officer. The Employment Agreement amends and restates Mr. Wheatley’s prior employment agreement effective as of January 1, 2016, and as amended on July 24, 2018. The Employment Agreement is on substantially the same terms and conditions as Mr. Wheatley’s prior employment agreement and extends the term of the Employment Agreement to December 31, 2025. Pursuant to the Employment Agreement, on April 1, 2021, the Company granted Mr. Wheatley 2,806 shares of restricted common stock. Fifty percent of the shares of restricted common stock vested in three (3) equal quarterly installments at the end of each calendar quarter following the grant date. The remaining fifty percent of the restricted stock vested in eleven (11) equal amounts at the end of each calendar quarter following the grant date. In addition, on January 1, 2022, the Company granted Mr. Wheatley 7,436 shares of restricted common stock equal to $150,000 based on the closing price of the Company’s common stock on such date. Fifty percent of the shares of restricted stock vested in four (4) equal quarterly installments at the end of each calendar quarter following the grant date. The remaining fifty percent of the restricted stock vested in twelve (12) equal amounts at the end of each calendar quarter following the grant date.

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On November 10, 2022, the Board approved a stock grant under the Company’s 2021 Equity Incentive Plan, consisting of (i) a one-time grant of 142,500 restricted stock units (“RSUs”) and (ii) a target number of 142,500 performance restricted stock units (“PRSUs”) to further incentivize and align Mr. Wheatley’s interest with the Company. For the RSUs, 50% vested upon the grant date, 25% vested on February 1, 2024 and 25% vested on February 1, 2025. The PRSUs were tied to three-year revenue and gross margin goals for the company and vested upon determination of performance by the Compensation Committee. The number of shares issued under the PSUs were determined based on the achievement of performance metrics specific to the Company that were measured at the end of fiscal year 2024. The fair value of both the RSUs and PSUs were based on the stock price of $13.05 per share on the date of grant. The PSUs were further reviewed to determine estimated performance over the term and then a factor was applied ranging from 0% to 150% of the grant date fair value. As of December 31, 2024, the PSUs vested at the “maximum” three-year cumulative revenue payout of 150% and the “threshold” three-year average gross margin of 75%, resulting in the issuance of an additional 44,531 shares of common stock for a total of 187,031 shares granted under the PSU.

On June 4, 2025, the Compensation Committee recommended and approved a one-time stock award of 870,000 shares of common stock under the Company’s 2021 Equity Incentive Plan to be issued to Mr. Wheatley. The common stock award was granted as bonus compensation based on his performance in fiscal years ending December 31, 2023 and 2024, and in connection with the completed acquisitions of All Cell Technologies, LLC, Amiga DOO Kraljevo and Telcom d.o.o. Beograd.

Lisa Potok. Ms. Potok, the Company’s Chief Financial Officer, and the Company agreed to an offer letter dated November 10, 2023, whereby the Company agreed to pay Ms. Potok an annual salary of $310,000 per year. Ms. Potok is eligible for an annual bonus up to 50% of her base salary subject to performance metrics established by the Company. Upon Ms. Potok’s appointment as its Chief Financial Officer, the Company also granted Ms. Potok an option to purchase up to 75,000 shares of the Company’s common stock at an exercise price equal to $5.50 which vests over a four-year period.

Mark Myers. Mr. Myers, the Company’s Chief Operating Officer, and the Company agreed to an offer letter dated December 19, 2023, whereby the Company agreed to pay Mr. Myers an annual salary of $250,000 per year. Mr. Myers is eligible for an annual bonus up to 50% of his base salary subject to performance metrics established by the Company. Upon Mr. Myers’s appointment as its Chief Operating Officer, the Company also granted Mr. Myers an option to purchase up to 50,000 shares of the Company’s common stock at an exercise price equal to $5.90 which vests over a four-year period.

Severance and Change in Control Agreements

Mr. Wheatley’s employment agreement with the Company provides for a payment in an amount equal to four times his annual compensation if he is terminated for reasons other than mutual agreement, his death, his breach or other cause, or upon his disability, as defined in the agreement.

On February 9, 2021, the Board adopted a Change in Control Severance Benefit Plan. The Plan provides severance benefits to eligible participants upon selected terminations of service in connection with a change of control of the Company. The Plan provides that upon termination of service of a participant by voluntary resignation of employment by the participant for good reason (which good reason occurred within the three (3) months prior to or twelve (12) months following the effective date of a change of control), or by the Company without cause, and the satisfaction of certain other requirements, the participant may receive certain (i) cash severance payments; (ii) bonus severance payments; (iii) health insurance premium payments; or (iv) acceleration of vesting of outstanding options or other equity awards as provided in the Plan. The Company’s Chief Financial Officer, Lisa Potok, and the Company’s Chief Operating Officer, Mark Myers, are participants under the Plan.

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Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding outstanding equity award held by our named executive officers as of December 31, 2024.

	Option Awards
	Number of securities underlying unexercised options (#) exercisable (1)	Number of securities underlying unexercised options (#) unexercisable (1)		Option exercise price ($)	Option expiration date
Desmond Wheatley	87,000	–		7.50	10/17/2026
President and Chief Executive Officer	–	–		–	–

Lisa Potok	20,319	54,681	(2)	5.50	12/4/2033
Chief Financial Officer	–	–		–	–

Mark Myers	12,500	37,500	(3)	5.90	1/14/2034
Chief Operations Officer	–	–		–	–

Sandra Peterson (4)	49,104	–		4.57	12/31/2025
VP of Sales and Marketing	12,500	–		6.31	12/31/2025

_____________________

(1)	Stock options to purchase our common stock were granted pursuant to our 2011 Stock Incentive Plan except for Ms. Potok and Mr. Myers which were granted pursuant to our 2021 Equity Incentive Plan.
(2)	1,563 of these stock options vest monthly and will be fully vested on November 30, 2027.
(3)	1,042 of these stock options vest monthly and will be fully vested on December 31, 2027.
(4)	Ms. Peterson resigned from the company as of December 31, 2024 and her stock options expire on December 31, 2025.

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PAY VERSUS PERFORMANCE

In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Item 402(v) of Regulation S-K, we provide the following disclosure, as it applies to smaller reporting companies, regarding executive compensation for our principal executive officers (“PEOs”) and Non-PEO named executive officers (“NEOs”) and Company performance for the fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

In determining the “compensation actually paid” (“CAP”) to our PEOs and NEOs, we are required to make various adjustments to amounts that have been previously reported in the Summary Compensation Table (“SCT”) in previous years, as the SEC’s valuation methods for this section differ from those required in the SCT. The table below summarizes compensation values both previously reported in our SCT, as well as the adjusted values required in this section for the 2022, 2023 and 2024 fiscal years. Note that for our NEOs other than the PEOs, compensation is reported as an average.

The following table sets forth information concerning the compensation of our PEOs and NEOs for each of the fiscal years ended December 31, 2024, 2023 and 2022 and our financial performance for each such fiscal year.

Fiscal Year	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO (2)	Average Summary Compensation Table Total for non-PEO NEOs (3)	Average Compensation Actually Paid to Non-PEO NEOs (2)	Value of initial fixed $100 investment based on total shareholder return (4)	Net Loss (in thousands) (5)	Company-Selected Measure - Net Revenues (in thousands) (6)
2024	$1,064,317	$(1,402,583)	$503,551	$406,989	$4	$(11,282)	$49,336
2023	$800,000	$(989,851)	$474,264	$407,389	$10	$(16,060)	$67,353
2022	$4,653,215	$5,583,478	$359,498	$313,753	$24	$(19,682)	$21,995

_____________________

(1)	The figures in this column represent the total compensation for the PEO as reported in the Summary Compensation Table.
(2)	The dollar amounts included in this column represent the amount of compensation which is defined as “compensation actually paid” as computed in accordance with Item 402(v) of Regulation S-K but does not reflect the actual compensation earned by or paid to the PEO during the applicable year.
(3)	The figures in this column represent the average of the total compensation paid to NEOs, other than the PEO, for each year as reported in the Summary Compensation Table. The non-PEO NEOs for 2022 include Katherine McDermott and Sandra Peterson. The non-PEO NEOs for 2023 include Katherine McDermott, Lisa Potok and Sandra Peterson. The 2024 non-PEO NEOs include Lisa Potok, Sandra Peterson and Mark Myers.
(4)	The figures in this column represent the cumulative total shareholder return of the Company’ Common Stock as of the end of each year, assuming the investment of $100 in the Common Stock on December 31, 2020. Total shareholder return is calculated based on the change in value for the period designated.
(5)	The figures in this column represent the net loss reported in the Company’s audited financial statements for the applicable year.
(6)	Net Revenues was determined to be the most important financial performance measure to link company performance to compensation for the company during 2022, 2023 and 2024 as it will drive Company growth and we expect it to improve gross margins.

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Adjustments to Determine Compensation “Actually Paid” to PEOs and NEOs

	2024		2023		2022
	Desmond	Average	Desmond	Average	Desmond	Average
	Wheatley	Non-PEO	Wheatley	Non-PEO	Wheatley	Non-PEO
	PEO	NEOs	PEO	NEOs	PEO	NEOs
Deduct the amounts reported under the “Stock Awards” and “Option Awards” columns in the SCT.	$(264,317)	$–	$–	$–	$(3,869,250)	$–
Add the fair value as of the vesting date for awards that are granted and vest in the same covered year.	–	–	–	–	1,011,171	–
Add the year-end fair value of any equity awards granted in the year that are outstanding and unvested as of the end of the covered year.	–	–	–	–	3,777,503	–
Add (Deduct) the change in fair value as of the end of the year (from the end of the prior fiscal year) of any awards granted in prior years that are outstanding and unvested as of the end of the covered year.	(2,199,841)	(67,553)	(1,779,644)	–	(1,539)	(9,833)
Add (Deduct) the change in fair value from the end of the prior year to the vesting date for awards granted in prior years that vest in the covered year.	(2,742)	(29,009)	(10,207)	(66,875)	12,378	(35,912)
Total Adjustments	$(2,466,900)	$(96,562)	$(1,789,851)	$(66,875)	$930,263	$(45,745)

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Required Disclosure of the Relationships Between Compensation Actually Paid and Financial Performance Measures

The graphs below display the relationship between compensation defined as “actually paid” to the PEOs and the average compensation actually paid to the non-PEO NEOs compared to the Company’s total shareholder return (“TSR”) (based on a fixed investment of $100 on December 31, 2020) and net loss for the years presented. Also presented is a comparison of “actual compensation” to revenues, which is the most important performance metric for the Company at this time. We have invested in sales and marketing to expand our presence in the electric vehicle charging market with our fully renewable energized products. The Company believes that by increasing our revenues and production volumes, as well as through increased fixed overhead absorption and improved efficiencies, we will improve gross margin, which will eventually support positive net income.

PEO and Average NEO Compensation Actually Paid
Versus Net Income
COMPENSATION ACTUALLY PAID
$6
$5
$4
$3
$2
$1
$-
$(1)
$(2)
$5.6
$0.3
$0.4
$0.4
-$1.0
-$1.4
2022
2023
2024
Calendar Year
NET LOSS ($000'S)
$-
$(5,000)
$(10,000)
$(15,000)
$(20,000)
$(25,000)
PEO Compensation Actually Paid
Average NEO Compensation Actually Paid
Beam Net Loss

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24

EQUITY BENEFIT AND STOCK PLANS

Stock Incentive Plan

On August 10, 2011, in order to provide an incentive to attract and retain directors, officers, consultants, advisors and employees whose services are considered valuable, to encourage a sense of proprietorship and to stimulate an active interest of such persons in our development and financial success, the Company adopted the 2011 Stock Incentive Plan (the “2011 Plan”), pursuant to which 600,000 shares plus annual increases as provided in the 2011 Plan for a total of 30,000 shares as of December 31, 2019, were reserved for issuance as awards to employees, directors, consultants and other service providers. Under the 2011 Plan, we were authorized to issue incentive stock options intended to qualify under Section 422 of the Code and non-qualified stock options. The 2011 Plan is administered by our Board of Directors until such time as such authority has been delegated to a committee of the Board of Directors. The 2011 Plan was ratified by our shareholders in 2012 and expired in 2021.

On June 9, 2021, the Company’s stockholders approved the Beam Global 2021 Equity Incentive Plan (the “2021 Plan”) under which 2,000,000 shares of the Company’s common stock are reserved to be issued pursuant to the exercise of stock options or other awards granted under such plan in addition to the 630,000 shares previously reserved under the Beam Global 2011 Stock Incentive Plan. The number of shares reserved for issuance under the 2021 Plan will increase automatically on January 1 of each of 2022 through 2031 by the number of shares equal to 5% of the aggregate number of outstanding shares of the Company’s common stock as of the immediately preceding December 31, or a lesser number as may be determined by our Board of Directors or compensation committee.

Incentive Plan Awards

From January 1, 2024 through December 31, 2024, the Company granted stock options for a total of 358,700 shares under the 2021 Plan to 76 of its employees.

The following table sets forth certain information regarding our 2011 and 2021 Plan as of December 31, 2024:

Number of Securities to be issued upon exercise of outstanding stock options	Weighted-average exercise price of outstanding stock options	Number of securities remaining available for future issuance under equity compensation plans
663,004	$6.69	2,937,747

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In addition to the director and executive officer compensation arrangements and indemnification arrangements discussed above under “Directors, Executive Officers and Corporate Governance” and “Executive Compensation,” since January 1, 2024, we have not been a party to any transactions in which the amount involved exceeded or will exceed $120,000 and in which any of our directors, executive officers, beneficial holders of more than 5% of our capital stock, or entities affiliated with them, had or will have a direct or indirect material interest, other than compensation described above in “Non-Employee Director Compensation” and “EXECUTIVE COMPENSATION”.

Policies and Procedures for Related Party Transactions

Our audit committee charter states that our audit committee is responsible for reviewing and approving in advance any related party transaction, which is a transaction between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 in any calendar year and in which a related person has or will have a direct or indirect interest. Our audit committee has adopted policies and procedures for review of, and standards for approval of, such a related party transaction. For purposes of these policies and procedures, a related person is defined as an executive officer, director, or nominee for director, including his or her immediate family members, or a beneficial owner of greater than 5% our common stock, in each case since the beginning of the most recently completed year. Prior to the creation of our audit committee, our full Board of Directors reviewed related party transactions, with any directors abstaining from matters in which the director had an interest.

It is our intention to ensure that all future transactions between us and our officers, directors, and principal stockholders and their affiliates are approved by the audit committee of our Board of Directors and are on terms no less favorable to us than those that we could obtain from unaffiliated third parties.

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COMMUNICATIONS WITH OUR BOARD OF DIRECTORS

Interested parties who wish to communicate with our Board of Directors or any specified individual director, including our non-employee directors, may send their communications in writing to the Corporate Secretary at Beam Global, 5660 Eastgate Drive, San Diego, California 92121, Attn: Corporate Secretary. The Corporate Secretary shall review all incoming communications (except for mass mailings, job inquiries, business solicitations and patently offensive or otherwise inappropriate material) and, if appropriate, route such communications to the appropriate member(s) of the Board of Directors or, if none is specified, to the Chair of the Board.

The Corporate Secretary may decide in the exercise of his or her judgment whether a response to any communication is necessary and shall provide a report to the nominating and governance committee on a quarterly basis of any communications received for which the Corporate Secretary has either responded or determined no response is necessary.

This procedure for communications with the non-management directors is administered by the Company’s nominating and governance committee. This procedure does not apply to (a) communications to non-employee directors from officers or directors of the Company who are stockholders, or (b) stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act.

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AUDIT COMMITTEE REPORT

This Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate it by reference therein.

The following is the report of the audit committee of our Board of Directors. The audit committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2024 with our management. In addition, the audit committee has discussed with CBIZ CPAs P.C., our independent registered public accountants, the matters required to be discussed by standards promulgated by the American Institute of Certified Public Accountants (“AICPA”) and Public Company Accounting Oversight Board (the “PCAOB”), including PCAOB Auditing Standard No. 16 “Communications with Audit Committees.” The audit committee also has received the written disclosures and the letter from CBIZ CPAs P.C. as required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence, and the audit committee has discussed with CBIZ CPAs P.C. the independence of CBIZ CPAs P.C.

Based on the audit committee’s review of the matters noted above and its discussions with our independent accountants and our management, the audit committee recommended to the Board of Directors that the financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Respectfully submitted by the members of the audit committee of the Board of Directors:

Anthony Posawatz

Judy Krandel

George Syllantavos

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PROPOSAL ONE: ELECTION OF DIRECTORS

Our Board of Directors has nominated four candidates for election as director for a term expiring at the next annual meeting of stockholders. All of the nominees are currently members of our Board. Directors are elected to serve for their respective terms of one year or until their successors have been duly elected or appointed and qualified. The Board has no reason to believe that any of the nominees named below will be unavailable, or if elected, will decline to serve.

Pursuant to our Bylaws, the number of directors is fixed and may be increased or decreased from time to time by resolution of our Board. The Board has fixed the number of directors at five members.

Proxies cannot be voted for a greater number of persons than the number of nominees named. In the event one or more of the named nominees is unable to serve, the persons designated as proxies may cast votes for other persons as substitute nominees.

Nominees

Our nominating and governance committee of the Board of Directors recommended, and the Board of Directors approved, Desmond Wheatley, Judy Krandel, George Syllantavos, and Anthony Posawatz as nominees for re-election to the Board of Directors at the Annual Meeting.

Please see “Directors, Executive Officers and Corporate Governance” in this Proxy Statement for information concerning the nominees.

Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR Desmond Wheatley, Judy Krandel, George Syllantavos, and Anthony Posawatz. If a nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for another nominee designated by the Board of Directors. We are not aware of any reason that a nominee would be unable or unwilling to serve as a director.

Vote Required

Each director is elected by a plurality of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors at the Annual Meeting. Abstentions and broker non-votes will have no effect on the outcome of the vote.

The Board of Directors unanimously recommends that stockholders vote “FOR” the re-election of each of Desmond Wheatley, Judy Krandel, George Syllantavos, and Anthony Posawatz to the Board of Directors.

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PROPOSAL TWO: ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), our stockholders are entitled to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the SEC’s rules. Please read the “Executive Compensation” section of this Proxy Statement for additional details about our executive compensation program.

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we will ask our stockholders to vote “FOR” the following resolution at the Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s proxy statement for the 2025 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission.”

We believe that our compensation policies and procedures are intended to be aligned with the long-term interests of our stockholders. The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or the Board. However, the Board and Compensation Committee value the opinions of our stockholders, we will consider our stockholders’ concerns, and the Compensation Committee will consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

Required Vote

Assuming that a quorum is present at the Meeting, approval of this proposal requires the affirmative vote of holders of a majority of the shares present and entitled to vote thereon either in person or represented by proxy at the Meeting. Abstentions will not be treated as votes cast in favor of or against the proposal. Broker non-votes will have no effect on the outcome of this proposal.

The Board of Directors unanimously recommends that stockholders vote “for” the approval, on a nonbinding advisory basis, of the compensation of our named executive officers.

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PROPOSAL THREE: RATIFICATION OF SELECTION OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee has selected the independent registered public accounting firm of CBIZ CPAs P.C., or “CBIZ CPAs,” for the purpose of auditing and reporting upon the financial statements of Beam Global for the year ending December 31, 2025. CBIZ CPAs (formerly Marcum LLP) has served as the Company’s independent registered public accounting firm since 2023. On November 1, 2024, CBIZ CPAs acquired the attest business of Marcum LLP. On April 24, 2025, the Company was notified by Marcum LLP that Marcum LLP resigned as the Company’s independent registered public accounting firm as a result of such acquisition, and the Company’s Audit Committee approved the resignation. On April 24, 2025, with the approval of the Company’s Audit Committee, CBIZ CPAs was engaged as the Company’s new independent registered public accounting firm for the fiscal year ending December 2025. Neither the firm nor any of its members has any direct or indirect financial interest in Beam Global.

While the Audit Committee is responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm, the Audit Committee and our Board of Directors are requesting, as a matter of policy, that the stockholders ratify the appointment of CBIZ CPAs as our independent registered public accounting firm. The Audit Committee is not required to take any action as a result of the outcome of the vote on this proposal. However, if the stockholders do not ratify the selection, the Audit Committee may investigate the reasons for stockholder rejection and may consider whether to retain CBIZ CPAs or to appoint another independent registered public accounting firm. Furthermore, even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the committee determines that such a change would be in the best interests of Beam Global and our stockholders. A formal statement by representatives of CBIZ CPAs is not planned for the Annual Meeting. However, representatives of CBIZ CPAs are expected to be present at the Annual Meeting and will be available to respond to appropriate questions by stockholders.

During the fiscal year ended December 31, 2024, and the subsequent interim periods through March 31, 2025, there were no: (1) disagreements with Marcum LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement, or (2) reportable events (as described in Item 304(a)(1)(v) of Regulation S-K).

The audit reports of Marcum LLP on the Company’s financial statements as of and for the year ended December 31, 2024, did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

Principal Accounting Fees and Services

The following table sets forth all fees accrued or paid to Marcum LLP and RSM US LLP, our former independent registered public accounting firm, for the years ended December 31, 2024 and 2023:

	Year Ended December 31,
	2024	2023
Audit Fees (1)	$–	$170,888
Audit Fees (2)	747,265	502,598
Audit Related Fees (3)	–	68,250
Audit Related Fees (4)	103,000	83,000
Tax Fees	–	–
All Other Fees	–	–
	$850,265	$824,736

_____________________

(1)	Audit Fees of RSM US LLP consist of professional services rendered in connection with the audit of our annual consolidated financial statements, including audited financial statements presented in our Annual Report on Form 10-K and services that are normally provided by the independent registered public accountants in connection with statutory and regulatory filings or engagements for those fiscal years.
(2)	Audit Fees of Marcum LLP consist of professional services rendered in connection with the audit of our annual consolidated financial statements, including audited financial statements presented in our Annual Report on Form 10-K and services that are normally provided by the independent registered public accountants in connection with statutory and regulatory filings or engagements for those fiscal years.
(3)	Audit Related Fees of RSM US LLP consist of professional services related to issuance of comfort and consent letters.
(4)	Audit Related Fees of Marcum LLP consist of professional services related to issuance of comfort and consent letters.

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Pre-approval Policy. Under our audit committee’s policy governing our use of the services of our independent registered public accountants, the audit committee is required to pre-approve all audit and permitted non-audit services performed by our independent registered public accountants in order to ensure that the provision of such services does not impair the public accountants’ independence. In the years ended December 31, 2024 and 2023, all fees identified above under the captions “Audit Fees,” and “All Other Fees” that were billed by Marcum LLP and RSM US LLP and Marcum LLP were approved by the audit committee in accordance with SEC requirements.

In the year ended December 31, 2024, there were no other professional services provided by Marcum LLP, other than those listed above, that would have required our audit committee to consider their compatibility with maintaining the independence of Marcum LLP.

Vote Required

The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on the proposal is necessary to ratify the selection of CBIZ CPAs as our independent registered public accountants for the year ending December 31, 2025. Abstentions and Broker non-votes will have no effect on the outcome of the vote.

The Board of Directors unanimously recommends that stockholders vote “FOR” the ratification of the selection of CBIZ CPAs as Beam Global’s independent registered public accountants for the year ending December 31, 2025.

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ANNUAL REPORT

The Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (our “Annual Report”) (which is not a part of our proxy soliciting materials), is being mailed with this Proxy Statement to those stockholders that request to receive a copy of the proxy materials in the mail. Stockholders that received the Notice of Internet Availability of Proxy Materials can access this Proxy Statement and our Annual Report at www.proxyvote.com, which does not have “cookies” that identify visitors to the site. Requests for copies of our Annual Report may also be directed to the Corporate Secretary at Beam Global, 5660 Eastgate Drive, San Diego, California 92121, Attn: Corporate Secretary.

We filed our Annual Report on Form 10-K with the SEC on April 11, 2025. It is available free of charge at the SEC’s web site at www.sec.gov. Upon written request by a stockholder, we will mail without charge a copy of our Annual Report, including the financial statements and financial statement schedules, but excluding exhibits to our Annual Report. Exhibits to our Annual Report are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit(s). All requests should be directed to the Corporate Secretary at Beam Global, 5660 Eastgate Drive, San Diego, California 92121, Attn: Corporate Secretary.

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OTHER MATTERS

The Board of Directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented or otherwise allowed to be considered at the Annual Meeting, the persons named in the enclosed proxy will have discretion to vote shares they represent in accordance with their own judgment on such matters.

It is important that your shares be represented at the meeting, regardless of the number of shares that you hold. You are, therefore, urged to submit your proxy or voting instructions at your earliest convenience.

BY ORDER OF THE BOARD OF DIRECTORS

San Diego, California September 10, 2025

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BEAM

BEAM GLOBAL
5660 EASTGATE DRIVE
SAN DIEGO, CA 92121

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V79286-P37813 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

BEAM GLOBAL

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Anthony Posawatz
02) Judy Krandel
03) George Syllantavos
04) Desmond Wheatley

The Board of Directors recommends you vote FOR the following proposals:

	For	Against	Abstain
2. Approve, on a non-binding advisory basis, the compensation of our Named Executive Officers.	☐	☐	☐
3. Ratify the appointment of CBIZ CPAs P.C. as our independent registered public accountants for the fiscal year ending December 31, 2025.	☐	☐	☐

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). **If no direction is made, this proxy will be voted FOR Items 1, 2, and 3.** If any other matters properly come before the meeting,the person named in this proxy will vote in their discretion.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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